Exhibit 5.1






                                                                 July 24, 2001



Morgan Stanley ABS Capital I Inc.
1585 Broadway
New York, New York  10036

         Re:  Morgan Stanley ABS Capital I Inc.
              Registration Statement on Form S-3
              ----------------------------------

Ladies and Gentlemen:

     We have acted as counsel for Morgan Stanley ABS Capital I Inc., a Delaware corporation (the "Corporation"), in connection with the preparation of its registration statement on Form S-3 (the "Registration Statement") relating to the issuance from time to time in one or more series (each, a "Series") of asset-backed securities (the "Securities") that are registered on such Registration Statement. The Securities may be issued in the form of Asset-Backed Notes (the "Notes") or Asset-Backed Certificates (the "Certificates"). The Registration Statement has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). As set forth in the Registration Statement, each Series of Securities will be issued by a separate trust to be formed by the Corporation (each, a "Trust") under and pursuant to the conditions of a separate pooling and servicing agreement, trust agreement or indenture (each, an "Agreement"), each to be identified in the prospectus supplement for such Series of Securities.

     We have examined copies of the Corporation's Articles of Incorporation and Bylaws, the form of each Agreement filed or incorporated by reference as an exhibit to the Registration Statement, the forms of Securities included in the Agreements so filed, and such other agreements, records and documents as we have deemed necessary for purposes of this opinion. As to factual matters, we have relied upon statements, certificates and other assurances of public officials and of officers or other representatives of the Corporation and upon such other certificates or representations as we deemed appropriate for purposes of our opinion, which factual matters have not been independently established or verified by us. We have assumed, without independent verification, the genuineness of all signatures, the accuracy of the representations contained in the reviewed documents, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

     Based upon such examinations and our consideration of such questions of law as we have deemed relevant in the circumstances, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that when the Securities of a Series have been duly executed, authenticated and delivered in accordance with the terms of the related Agreements and issued and delivered against payment therefor as described in the Registration

Statement, the Certificates of such Series will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Agreement, and the Notes of such Series will be valid and legally binding obligations of the related Trust, subject to bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforceability is sought in a proceeding in equity or at law).

     In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York (excluding choice of law principles therein) and the federal laws of the United States of America. We note that the Registration Statement provides that a Trust may be organized as a business trust under Delaware law, and that the form of trust agreement included as Exhibit 4.4 provides that it shall be governed by Delaware law. Accordingly, we express no opinion herein regarding the Certificates to the extent issued by a Delaware business trust pursuant to such a trust agreement.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the 1933 Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                          Very truly yours,


                                         /s/ Sidley Austin Brown & Wood LLP




                                      2

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                [LETTERHEAD OF RICHARDS, LAYTON & FINGER, P.A.]



                                 July 24, 2001






Morgan Stanley ABS Capital I Inc.
1585 Broadway
2nd Floor
New York, New York 10036

     Re:  Morgan Stanley ABS Capital I Inc.
          Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as special Delaware counsel for Morgan Stanley ABS Capital I Inc. (the "Registrant") in connection with the Registration Statement on Form S-3 (the "Registration Statement"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the issuance from time to time of one or more series (each, a "Series") of asset-backed certificates (the "Certificates") and asset-backed notes (the "Notes") (the Certificates and the Notes being collectively referred to as the "Securities"). Each series of Certificates may be issued pursuant to a trust agreement (the "Trust Agreement") among a trustee named in the related prospectus supplement and the Registrant and each series of Notes may be issued pursuant to an indenture (the "Indenture") between a Delaware business trust to be formed pursuant to the Trust Agreement and a trustee named in the related prospectus supplement. This opinion is being delivered to you at your request.

     For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

     (a) The form of Trust Agreement (including the form of Certificate of Trust attached thereto (the "Certificate of Trust")); and
     (b)  A draft of the Registration Statement.

Morgan Stanley ABS Capital I Inc.
July 24, 2001
Page 2

     Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

     For purposes of this opinion, we have not reviewed any documents other than the documents listed above, and we have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

     This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

     Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. When each Trust Agreement in respect of which we have participated as your counsel has been duly authorized by all necessary corporate action and has been duly executed and delivered, it will constitute a legal, valid and binding obligation of the Registrant enforceable in accordance with its terms; and

2. With respect to the Certificates to be issued by a Delaware trust pursuant to a Trust Agreement, when (i) the final terms of such Certificates have been duly established and approved by or pursuant to authorization of the Board of Directors of the Registrant, (ii) the documents relating to the issuance of such Certificates have each been duly completed, executed and delivered by the parties thereto substantially in the form filed as an exhibit to the Registration Statement reflecting the terms established as described above,
(iii) the Certificate of Trust for the related Delaware trust has been duly executed by the owner trustee and filed with the Office of the Secretary of State of the State of Delaware, and (iv) such Certificates have been duly authorized, executed and issued by the related Delaware trust and authenticated by the owner trustee, and delivered to and paid for by the purchasers thereof, all in accordance with the terms and conditions of the related Basic Documents and in the manner described in the Registration Statement, such Certificates will be legal, valid, fully-paid and non-assessable beneficial interests in the Trust and the holders of such Certificates will be entitled to the benefits provided by the Trust Agreement pursuant to which such Certificates were issued.

Morgan Stanley ABS Capital I Inc.
July 24, 2001
Page 3

      The foregoing opinions regarding enforceability are subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, receivership, fraudulent conveyance and similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law with respect to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law) and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Opinions" in the Prospectus forming a part of the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder with respect to any part of the Registration Statement, including this exhibit.

                                        Very truly yours,

                                        /s/ Richards, Layton & Finger, P.A.




DKD/jmb

                                                     July 24, 2001

Morgan Stanley ABS Capital I Inc.
1585 Broadway, 2nd Floor
New York, New York  10036

         Re:  Asset Backed Securities

Ladies and Gentlemen:

          We have acted as special counsel to Morgan Stanley ABS Capital I Inc. (the "Depositor") in connection with the Depositor's Registration Statement on Form S-3 (the "Registration Statement"). The Registration Statement is being filed today with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Act"). The Prospectus forming a part of the Registration Statement describes Asset Backed Securities ("Securities") to be sold by the Depositor in one or more series (each, a "Series") of Securities. Each Series of Securities will be issued under a separate pooling and servicing agreement, trust agreement or indenture (each, an "Agreement") among the Depositor, a servicer (a "Servicer"), a trustee (a "Trustee"), and, if applicable, such other parties to be identified in the Prospectus Supplement for such Series. The forms of Agreements are being filed as exhibits to, or incorporated by reference in, the Registration Statement. Capitalized terms used and not otherwise defined herein have the respective meanings given to such terms in the Registration Statement.

          In rendering the opinions set forth below, we have examined and relied upon the following: (1) the Registration Statement, including the Prospectus and the three forms of Prospectus Supplement constituting a part thereof, in the forms filed with the Commission; (2) the Agreements in the forms filed with the Commission; and (3) such other documents, materials and authorities as we have deemed necessary in order to enable us to render our opinion set forth below. We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York and, to the extent expressly referred to in this letter, the federal laws of the United States of America. We express no opinion with respect to any Series of Securities for which we do not act as counsel to the Depositor.

          Based on the foregoing, we are of the opinion that:

               1. When an Agreement for a Series of Securities has been duly and validly authorized, executed and delivered by the Depositor, a Servicer, a Trustee and any other party thereto, such Agreement will constitute a legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditor's rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that the enforcement of rights with respect to indemnification and contribution obligations and provisions (a) purporting to waive or limit rights to trial by jury, oral amendments to written agreements or rights of set off or
          (b) relating to submission to jurisdiction, venue or service of process, may be limited by applicable law or considerations of public policy.

               2. When an Agreement for a Series of Securities has been duly and validly authorized, executed and delivered by the Depositor, a Servicer, a Trustee and any other party thereto, and the Securities of such Series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Securities will be validly issued and outstanding, fully paid and nonassessable, and entitled to the benefits provided by such Agreement.

               3. The description of federal income tax consequences appearing under the heading "Material Federal Income Tax Consequences" in the Prospectus accurately describes the material federal income tax consequences to holders of Securities, under existing law and subject to the qualifications and assumptions stated therein.

          We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the headings "Legal Matters" and "Certain Federal Income Tax Consequences" in the Prospectus, which is a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                      Very truly yours,

                                      /s/ Cadwalader, Wickersham & Taft